Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOCO LP ANNOUNCES BOB OWENS, PRESIDENT AND CHIEF EXECUTIVE OFFICER TO RETIRE, JOE KIM NAMED PRESIDENT AND COO

Sunoco Executives Cynthia Archer and Boyd Foster Also Retiring

Dallas, June 22, 2017 – Sunoco LP (NYSE: SUN) announced today that Robert “Bob” W. Owens, president and chief executive officer has announced his intention to retire from the Partnership as of December 31, 2017, after more than 20 years with Sunoco and its predecessors. Owens, who joined Sunoco Inc. in 1997, has been serving as president and CEO since 2012.

Effective immediately, Joe Kim, who has been serving as executive vice president and chief development officer for Sunoco since 2015, has been appointed president and chief operating officer. Owens will continue as CEO until his retirement and will then serve as a consultant to the Partnership through 2019.

Sunoco executives Cynthia Archer, executive vice president and chief marketing officer and Boyd Foster, executive vice president manufacturing and distribution are also retiring from the Partnership effective December 31, 2017.

“We thank Bob for his many years of strategic leadership, which has resulted in an impressive list of accomplishments for both the employees and the unit holders of Sunoco and wish him and his family the best,” said Kelcy Warren, Chairman of Energy Transfer Equity, the entity that owns the general partner of Sunoco. “While we are sad to see Bob go, we are excited for the next generation of leadership at Sunoco to take on larger roles. Joe is an exceptionally talented leader and he has played a significant role in the planned transformation of the Partnership from a retail-based business into a premier nationwide fuel supplier.”

“Additionally, the appointment of Joe as president and COO and Bob continuing as CEO through year-end will ensure an orderly transition as we move through the divestment of our retail operations during the coming months,” added Warren.

Owens joined Sunoco as senior vice president of marketing where he was responsible for Sunoco’s retail network, wholesale marketing and transportation operations, and commercial supply and trading activities for crude oil, refined products, and petrochemicals. Prior to joining Sunoco, he held executive positions with Ultramar Diamond Shamrock Corporation, Amerada Hess Corporation and Mobil Oil Corporation. Owens is a graduate of California Polytechnic State University with a bachelor’s degree in business administration and an MBA from the Kellogg Graduate School of Management at Northwestern University.

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Kim has been responsible for the Partnership’s strategic development and planning overseeing both business development and Sunoco’s real estate portfolio. Prior to joining Sunoco, he held various executive positions, including chief operating officer for Pizza Hut and senior vice president- retail strategy and growth for Valero Energy. Kim began his career with Arthur Andersen. He is a graduate of Trinity University with a bachelor’s degree in business administration.

Sunoco LP (NYSE: SUN) is a master limited partnership that operates 1,355 convenience stores and retail fuel sites and distributes motor fuel to 7,825 convenience stores, independent dealers, commercial customers and distributors located in 30 states. SUN’s general partner is a wholly owned subsidiary of Energy Transfer Equity, L.P. (NYSE: ETE). For more information visit sunocolp.com.

Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Sunoco LP. For more information visit energytransfer.com.

Cautionary Statement Relevant to Forward-Looking Information

This press release includes forward-looking statements regarding future events. These forward-looking statements are based on SUN’s current plans and expectations and involve a numbers of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. For a further discussion of these risks and uncertainties, please refer to the “Risk Factors” section of SUN’s most recently filed annual report on Form 10-K and in other filings made by SUN with the Securities and Exchange Commission. While Sunoco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if new information becomes available.

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Sunoco LP

Investors:

Scott Grischow, Senior Director – Investor Relations and Treasury

(214) 840-5660, scott.grischow@sunoco.com

Patrick Graham, Senior Analyst – Investor Relations and Finance

(214) 840-5678, patrick.graham@sunoco.com

Media:

Alyson Gomez, Director – Communications

(469) 646-1758, alyson.gomez@sunoco.com

Energy Transfer

Investor Relations:

Helen Ryoo, Lyndsay Hannah, Brent Ratliff, 214-981-0795

Media Relations:

Vicki Granado, 214-840-5820